Exhibit 22.1

Debt Securities of Brookfield Infrastructure Finance ULC

Issuer:

Brookfield Infrastructure Finance ULC

Guarantors:

Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure L.P.

BIP Bermuda Holdings I Limited

Brookfield Infrastructure Holdings (Canada) Inc.

Brookfield Infrastructure US Holdings I Corporation

BIPC Holdings Inc.

Debt Securities of BIP Bermuda Holdings I Limited

Issuer:

BIP Bermuda Holdings I Limited

Guarantors:

Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure L.P.

Brookfield Infrastructure Finance ULC

Brookfield Infrastructure Holdings (Canada) Inc.

Brookfield Infrastructure US Holdings I Corporation

BIPC Holdings Inc.